                                                                     EXHIBIT 4.7

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 29, 1997, by and among Tuesday Morning Corporation, a Delaware corporation (the "Company"), TMI Holdings, Inc. ("TMI"), Tuesday Morning, Inc. ("Tuesday Morning"), Friday Morning, Inc. ("Friday Morning") and TMIL Corporation ("TMIL"), as guarantors and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser").

          This Agreement is made pursuant to the Purchase Agreement dated December 15, 1997 among the Company, the Subsidiary Debenture Guarantors (as defined herein), and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of an aggregate of 250,000 units consisting of 250,000 shares of the Company's 13 1/4% Senior Exchangeable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which will be mandatorily redeemable in 2009 (the "Shares"), as set forth in the Certificate of Designation of the Company (the "Certificate of Designation"), and will be exchangeable, at the option of the Company, in whole but not in part, into 13 1/4% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures") to be issued, if applicable, pursuant to an Indenture dated as of December 29, 1997 (the "Exchange Debenture Indenture") among the Company, the Subsidiary Debenture Guarantors (as defined below) and the Trustee, and 250,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock").

          The obligations of the Company under the Exchange Debentures, when issued, and the Exchange Debenture Indenture will be guaranteed by (i) TMI, Tuesday Morning, Friday Morning, TMIL and (ii) any future domestic subsidiaries of the Company which are Restricted Subsidiaries (as defined in the Exchange Debenture) (collectively, the "Subsidiary Debenture Guarantors"), on an unsecured subordinated basis pursuant to the terms of the Exchange Debenture Indenture (the "Debenture Guarantees"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Subsidiary Debenture Guarantors have agreed to provide to the Initial Purchaser and its direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions. As used in this Agreement, the following capitalized
               -----------
defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
     from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Certificate of Designation" shall mean the certificate of
           --------------------------
     designations, preferences and rights of the Shares filed with the Secretary of State of the State of Delaware.

          "Closing Time" shall mean the Closing Time as defined in the Purchase
           ------------
     Agreement.

          "Company" shall have the meaning set forth in the preamble of this
           -------
     Agreement and also includes the Company's successors.

          "Debenture Guarantees" shall have the meaning set forth in the
           --------------------
     preamble of this Agreement.

          "Depositary" shall mean The Depositary Trust Company, or any other
           ----------
     depositary appointed by the Company, provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Dividend Payment Date"  shall mean March 15, June 15, September 15
           ---------------------
     and December 15 of each year.

          "Exchange Debentures" shall have the meaning set forth in the preamble
           -------------------
     of this Agreement.

          "Exchange Debenture Indenture" shall have the meaning set forth in the
           ----------------------------
preamble of this Agreement.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
     Exchange Shares for Registrable Shares pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
     Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
     registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Shares" shall mean the securities issued by the Company
           ---------------
     containing terms identical to the Shares and the PIK Shares (except that (i) dividends thereon will accumulate from the last date on which dividends were paid on the Shares and the PIK Shares or, if no such dividends has been paid, from December 29, 1997, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to the payment of liquidated damages thereon shall be eliminated), to be offered to Holders of Shares and PIK Shares in exchange for Shares and PIK Shares pursuant to the Exchange Offer.

          "Holders" shall mean the Initial Purchaser, for so long as it owns any
           -------
     Registrable Shares, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Shares.

          "Initial Purchaser" shall have the meaning set forth in the preamble
           -----------------
     of this Agreement.

          "Majority Holders" shall mean the Holders of, in the case of the
           ----------------
     Shares, a majority of the aggregate liquidation preference of outstanding Registrable Shares; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchaser or subsequent holders of Registrable Shares if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Shares) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability
           ------
     company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PIK Shares" shall mean any shares of Preferred Stock issued as
           ----------
     payment in kind dividends to any holder of shares of Preferred Stock.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble
           ------------------
     of this Agreement.

          "Registrable Shares" shall mean the Shares and the PIK Shares;
           ------------------
     provided, however, that the Shares and the PIK Shares shall cease to be Registrable Shares when (i) a Registration Statement with respect to such Shares and such PIK Shares shall have been declared effective under the 1933 Act and such Shares and such PIK Shares shall have been disposed of pursuant to such Registration Statement, (ii) such Shares and such PIK Shares shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
     (iii) such Shares and such PIK Shares shall have ceased to be outstanding or (iv) such Shares and such PIK Shares have been exchanged for Exchange Shares upon consummation of the Exchange Offer.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Shares or Registrable Shares), (iii) all expenses of any Persons in preparing, or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Shares and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Exchange Debenture Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel (in addition to appropriate local counsel) for the Holders (which counsel shall be selected in writing by the Majority Holders), (viii) the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (ix) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Registrable Securities, (x) the fees and expenses of Transfer Agent and its counsel, (xi) the fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian, and (xii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Company which covers any of the Exchange Shares or Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration

     Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Shares on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Subsidiary Debenture Guarantors" shall have the meaning set forth in
           -------------------------------
the preamble of this Agreement and shall also include the Subsidiary Debenture Guarantors' successors.

          "Transfer Agent" shall mean United States Trust Company of New York or
           --------------
     its successors provided that any such successor is a participant in the Depositary's full-FAST system.

          "Trustee" shall mean the trustee with respect to the Exchange
           -------
     Debentures under the Exchange Debenture Indenture.

          2.   Registration Under the 1933 Act.  (a)  Exchange Offer
               -------------------------------        --------------
Registration.  To the extent not prohibited by any applicable law or applicable
------------
interpretation of the staff of the SEC, the Company shall (i) file within 45 days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Shares for Exchange Shares, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 120 days after the date hereof, (iii) use its best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (iv) use its best efforts to consummate the Exchange Offer within 150 days following the date hereof. The Exchange Shares will be issued under the Certificate of Designation. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f))) eligible and electing to exchange Registrable Shares for Exchange Shares (assuming that such Holder
(i) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (ii) acquires the Exchange Shares in the ordinary course of such Holder's business and

(iii) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Shares) to trade such Exchange Shares from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a reasonable number of the several states of the United States, such that a sufficient trading market for the Exchange Shares is available.

          In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) use the services of the Depositary for the Exchange Offer with respect to Shares evidenced by global certificates;

          (iv) permit Holders to withdraw tendered Registrable Shares at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Shares delivered for exchange, and a statement that such Holder is withdrawing its election to have such Shares exchanged; and

          (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange Registrable Shares duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Transfer Agent for cancellation all Registrable Shares so accepted for exchange by the Company; and

          (iii) cause the Transfer Agent promptly to authenticate and deliver Exchange Shares to each Holder of Registrable Shares equal in amount to the Registrable Shares of such Holder so accepted for exchange.

          Dividends on each Exchange Share will accumulate from the last date on which dividends were paid on the Registrable Shares surrendered in exchange therefor or, if no dividends has been paid on the Registrable Shares, from December 29, 1997. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Shares (other than Participating Broker-Dealers) who wishes to exchange such Registrable Shares for Exchange Shares in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (ii) any Exchange Shares to be received by it were acquired in the ordinary course of business, (iii) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the 1933
Act) of the Exchange Shares and (iv) it is not acting on behalf of any person who could not make the representations in clauses (i) through (iii). The Company shall inform the Initial Purchaser of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Shares in the Exchange Offer.

          (b)  Shelf Registration.  (i) If, because of any change in law or
               ------------------
applicable interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 150 days following the date hereof, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the written request of any Initial Purchaser (with respect to any Registrable Shares which it acquired from the Company) following the consummation of the Exchange Offer if any such Initial Purchaser shall hold Registrable Shares which it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the SEC to participate in the Exchange Offer, the Company shall, at its own cost:

          (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Shares by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Shares and set forth in such Shelf Registration Statement, and use their best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 150th day after the date hereof (or promptly in the event of a request by any Initial Purchaser pursuant to clause (iv) above). In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Shares and a Shelf Registration Statement (which may be a Registration

     Statement combined with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Shares held by such Holder or such Initial Purchaser after completion of the Exchange Offer;

          (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Time (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when all of the Registrable Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or all of the Registrable Shares become eligible for resale pursuant to Rule 144 under the 1933 Act without volume restrictions; and

          (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  Expenses.  The Company shall pay all Registration Expenses in
               --------
connection with the registration pursuant to Section 2(a) and 2(b). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Shares pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement.  (i)  The Company will be deemed
              --------------------------------
not to have used its best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Shares covered thereby not being able to exchange or offer and sell such Registrable Shares during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Exchange Shares pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Exchange Shares pursuant to such Registration Statement may legally resume.

          (e)  Liquidated Damages.  In the event that (i) the Exchange Offer
               ------------------
Registration Statement is not filed with the SEC on or prior to the 45th day following the date hereof, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the date hereof or
(iii) the Exchange Offer is not consummated prior to the 150th day following the date hereof or a Shelf Registration Statement with respect to the Registrable Shares is not declared effective on or prior to the 150th day following the date hereof, the dividend rate borne by the Shares shall be increased by one-quarter of one percent per annum following such 45-day period in the case of clause (i) above, following such 120-day period in the case of clause (ii) above or following such 150-day period in the case of clause (iii) above, which dividend rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional dividends continue to accumulate, provided that the aggregate increase in such dividend rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (i) above,
(y) the effectiveness of the Exchange Offer Registration Statement, after the 120-day period described in clause (ii) above or (z) consummation of the Exchange Offer, or the effectiveness of the Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the dividend rate borne by the Shares from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original dividend rate if the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in dividend rate, a different event specified in clauses (i), (ii) or (iii) above occurs, the dividend rate will again be increased and thereafter reduced pursuant to the foregoing conditions. If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) hereof, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days per occurrence or more than 60 days in the aggregate, then the dividend rate borne by the Shares will be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each subsequent 90-day period that such additional dividends continue to accumulate; provided that the aggregate increase in such annual dividend rate may in no event exceed one percent. Upon the Company declaring that the Shelf Registration Statement is usable after the dividend rate has been increased pursuant to the preceding sentence, the dividend rate borne by the Shares will be reduced to the original dividend rate if the Company is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in dividend rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the dividend rate will again be increased and thereafter reduced pursuant to the foregoing conditions.

          (f)  Specific Enforcement.  Without limiting the remedies available to
               --------------------
the Initial Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b) hereof.

          3.   Registration Procedures.   In connection with the obligations of
               -----------------------
the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Shares by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form required by the SEC and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;


          (b) prepare and file with the SEC such amendments and post-effective amendments to (i) the Exchange Offer Registration Statement as may be necessary under applicable law to keep such Exchange Offer Registration Statement effective for the period required to comply with Section 2(a) (except to the extent the Company is unable to consummate the Exchange Offer and the Company complies with Section 2(b), subject in all respects to Section 3(f) hereof), and (ii) the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the period required pursuant to Section 2(b) hereof; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Shares, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Registrable Shares is being filed and advising such Holders that the distribution of Registrable Shares will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Shares, to counsel for the Initial Purchaser, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Shares, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Shares; and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto;

          (d) use its best efforts to register or qualify the Registrable Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Shares shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Shares and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Shares for Exchange Shares for the resale of such Exchange Shares, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Shares acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Shares for Registrable Shares pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Shares, (iv) subject to the last paragraph of
     Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Shares covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Shares. If the undersigned is a broker-dealer that will receive Exchange Shares for its own account in exchange for Registrable Shares, it represents that the Registrable Shares to be exchanged for Exchange Shares were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Shares pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

     and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be the Initial Purchaser, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

          (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of one year following the closing of the Exchange Offer; and

          (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

          (g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchaser and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Shares copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide notice as soon as practicable to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and cause such Registrable Shares to be in such denominations (consistent with the provisions of the Certificate of Designation) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Shares;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use their best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain CUSIP number for all Exchange Shares, or Registrable Shares, as the case may be, not later than the effective date of a Registration Statement; and provide the Transfer Agent with printed certificates for the Exchange Shares or the Registrable Shares, as the case may be, in a form eligible for deposit with the Depositary;

          (m) (i) cause the Exchange Debenture Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Shares, or Registrable Shares, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Exchange Debenture Indenture as may be required for the Exchange Debenture Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Exchange Debenture Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in liquidation preference of the Registrable Shares being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and will use best efforts to have such letters addressed to the selling Holders of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable

          Shares, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Shares of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and
     (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Shares and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, upon reasonable notice, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all relevant information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Shelf Registration Statement; provided, however, that such Persons shall first agree in writing with the Company and the Subsidiary Debenture Guarantors that any information that is reasonably and in good faith designated by the Company and the Subsidiary Debenture Guarantors as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Shelf Registration Statement or use of any Prospectus),
     (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and the Subsidiary Debenture Guarantors and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement.

          (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchaser, and make such changes in any such document prior to the filing thereof as the Initial Purchaser or its counsel may reasonably request; provided, however, that the sole basis for such changes shall be to correct a material misstatement or omission in the Exchange Offer Registration Statement; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Shares, to the Initial Purchaser, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Shares, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Shares, the Initial Purchaser on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Shares, the Initial Purchaser on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall reasonably object;

          (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Shares to be listed on any securities exchange on which similar securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Shares, if any;

          (r) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (s) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Shares to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-
(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Shares pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in
Section 3(e)(vi) hereof, the Company shall be deemed to have used their best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          4.   Underwritten Registrations.  If any of the Registrable Shares
               --------------------------
covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Shares included in such offering.

          No Holder of Registrable Shares may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5.   Indemnification and Contribution.  (a)  The Company shall
               --------------------------------
indemnify and hold harmless each Initial Purchaser, each Holder, including Participating Broker-Dealers, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Shares or Registrable Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser, any Holder, including Participating Broker-Dealers, expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from a Prospectus shall not inure to the benefit of any Initial Purchaser, Holder (in its capacity as Holder), including Participating Broker-Dealers (or any person who controls such party within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares that are the subject thereof, was not sent or given a copy of such Prospectus (as amended or supplemented) by such Initial Purchaser or such selling Holder (in its capacity as Holder) to the extent such Initial Purchaser or such Holder (in its capacity as Holder) was required by law to deliver such Prospectus as amended or supplemented, at or prior to the written confirmation of the sale of such Shares and the untrue statement contained in or the omission from such Prospectus was corrected in such amended or supplemented Prospectus, unless such failure resulted from noncompliance by the Company with its obligations hereunder to furnish such Initial Purchaser or such Holder (in its capacity as Holder) as the case may be, with copies of such Prospectus as amended or supplemented.

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Initial Purchaser or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Shelf Registration Statement.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any subsequent legal or other expenses incurred pursuant to such action, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, selected by any indemnified party in the case of
Section 5(a), representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Except with respect to fees and expenses not required to be reimbursed pursuant to the assumption of the defense of an action in accordance with Section 5(c) above, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand from the offering of the Exchange Shares or Registrable Shares included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties and such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Initial Purchaser and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchaser was treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in
Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to any Initial Purchaser pursuant to the Purchase Agreement shall not be deemed to be a benefit received by any Initial Purchaser in connection with the offering of the Exchange Securities or Registrable Securities in such offering.

          6.   Miscellaneous.  (a)  Rule 144 and Rule 144A.  For so long as the
               -------------        ----------------------
Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Shares (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Shares may reasonably request in writing, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Shares without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC.
Upon the written request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b)  Issuance of Exchange Debentures.  In the event that the Exchange
               -------------------------------
Debentures are issued prior to the issuance of the Exchange Shares, the provisions herein shall apply equally in respect of the registration of any Exchange Debentures provided that (i) changes in the dividend rate as provided for in Section 2(e) herein shall result in corresponding changes in the interest rate applicable to the Exchange Debentures, (ii) the term Company shall include the Subsidiary Debenture Guarantors, (iii) the term Registrable Shares shall include the Debenture Guarantees, and (iv) the term "Transfer Agent" shall be substituted with the term "Trustee."

          (c)  No Inconsistent Agreements.  The Company has not entered into nor
               --------------------------
will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (d) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder.

          (e)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Transfer Agent, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company and the Subsidiary Debenture Guarantors by means of a notice given in accordance with the provisions of this Section 6(e), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company or the Subsidiary Debenture Guarantors, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(e).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent, at 114 West 47th Street, New York, NY 10036-1532, Attention: Corporate Trust Administration.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms hereof or of the Purchase Agreement or the Certificate of Designation. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (g)  Third Party Beneficiary.  The Holders shall be third party
               -----------------------
beneficiaries to the agreements made hereunder between the Company and the Subsidiary Debenture Guarantors on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (h)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (i)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (j)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (k)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         TUESDAY MORNING CORPORATION


                         By: ________________________________
                             Name:  Mark E. Jarvis
                             Title: Senior Vice President, Chief

                         Financial Officer and Secretary


                         TMI HOLDINGS, INC.


                         By: ________________________________
                             Name:  Alan L. Oppenheimer
                             Title: Senior Vice President, Secretary
                                    and Treasurer


                         TUESDAY MORNING, INC.


                         By: ________________________________
                             Name: Mark E. Jarvis
                             Title:  Senior Vice President, Chief

                         Financial Officer and Secretary


                         FRIDAY MORNING, INC.


                         By: ________________________________
                            Name:  Jerry M. Smith
                            Title: President and Chief Operating Officer


                         TMIL CORPORATION


                         By: ________________________________
                            Name:  Alan L. Oppenheimer

                            Title: Senior Vice President, Secretary
                                   and Treasurer


Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated


By:  __________________________________________
     Name:
     Title: